UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2025
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On October 15, 2025, FingerMotion, Inc. (the “Company”) issued a news release to report its financial results for the second quarter of fiscal year 2026 for the period ended August 31, 2025. The information regarding the financial results for the second fiscal quarter ended August 31, 2025 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On October 15, 2025, the Company issued a news release to report its financial results for the second quarter of fiscal 2026 for the period ended August 31, 2025. To review the full financial results, please view the Company’s recent 10-Q filing at www.sec.gov/edgar/search or on the Company’s website at www.fingermotion.com/investor-relations/financial-information/details, which should be read in connection with this news release.

Q2 2026 Financial Summary (results expressed in US$ unless otherwise indicated):

•	Reported quarterly revenue of $8.65 million, a 2% increase compared to Q2 of fiscal 2025;
•	Telecommunications Products & Services business revenue was $8.64 million, up 3% compared to Q2 of fiscal 2025;
•	DaGe Platform revenue grew to $6,898 compared to $4,789 in Q2 of fiscal 2025;
•	Command and Communication segment contributed $585 in revenue compared to $28,730 in Q2 of fiscal 2025;
•	Big Data segment generated $147 in revenue, compared to $nil in Q2 of fiscal 2025;
•	Cost of revenue increased to $8.61 million, resulting in gross profit of $38,740, an 87% decrease from Q2 of fiscal 2025;
•	Operating expenses were $1.53 million, a 23% decrease from $1.99 million in Q2 of fiscal 2025;
•	Net loss attributable to shareholders was $1.54 million, a 9% reduction from $1.69 million in Q2 of fiscal 2025;
•	Reported basic and diluted loss per share of $0.03, compared to a loss per share of $0.03 for Q2 of fiscal 2025;
•	On August 31, 2025, FingerMotion had $0.22 million in cash and cash equivalents, a working capital surplus of $8.3 million and shareholders’ equity of $15.1 million;
•	On August 31, 2025, total assets were $51.9 million, total current liabilities were $36.8 million and total liabilities were $36.8 million;
•	59,408,429 shares of common stock were issued and outstanding as of August 31, 2025.

FingerMotion’s Q2 2026 performance reflects strategic discipline and a focus on sustainable growth. The Telecommunications Products & Services segment remains the Company’s foundation, delivering consistent revenue growth and serving millions of users across China. The DaGe Platform’s revenue increase signals early traction from its collaboration with Qingling Motors Co. Ltd. to develop intelligent vehicle solutions, supported by additional C2 platform investment.

The Command and Communication segment saw a temporary revenue adjustment due to resource optimization, while the Big Data segment saw the emergence of revenue and our pivot toward our long-term vision that leverages advanced analytics to unlock new monetization avenues.

Operational efficiencies across the board contributed to a 23% reduction in expenses and a 9% narrowing of net loss, underscoring progress towards breakeven.

“We’re encouraged by our Q2 2026 results and the resilience of our core business, which enables us to diversify revenue streams in a dynamic market,” said Martin Shen, CEO of FingerMotion. “Operational efficiencies improved our income statement, while our strong balance sheet, a working capital surplus and solid stockholders’ equity gives us the flexibility to pursue strategic initiatives. We’re optimistic about opportunities in mobile data, big data insights, and integrated services, and remain committed to innovation and delivering enhanced value to our stakeholders.”

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated October 15, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: October 15, 2025	By:	/s/ Martin J. Shen
Martin J. Shen CEO and Director

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